Exhibit 10.5

THE RULES

OF

SEAWELL LIMITED’s

2010 LONG-TERM INCENTIVE PLAN

(Approved by Seawell Limited’s Board

on September 24, 2010)

SEAWELL LIMITED

RULES OF THE

2010 LONG-TERM INCENTIVE PLAN

1.	DEFINITIONS

1.1	In this Plan the following words and expressions shall, where the context so permits, have the following meanings:

“Adoption Date” means the date on which the Plan is approved by the Board;

“Auditors” means the auditors of the Company (acting as experts and not as arbitrators) from time to time;

“Award” means, collectively, Option, Restricted Stock Unit Award, Performance Award or Other Stock or Performance Based Award;

“Award Certificate” means a certificate issued by the Company to the Participant evidencing the title of the Participant to the Award;

“Award Shares” means Shares in respect of which an Award has been granted;

“Board” means the board of directors of the Company or the directors present at a duly convened meeting of the board of directors or of a duly constituted committee of the board of directors at which a quorum is present;

“Change of Control” means an event whereby another entity gains control over the Company (i) by imposing a merger or consolidation in which the Company is not the surviving company or (ii) by acquiring the majority of the shares in the Company or (iii) by the vote of its own shares or by acting in concert with other shareholders appoints a new majority of the Board;

“Company” means Seawell Limited, registered in Bermuda;

“Date of Grant” means the date on which an Award is granted by the Board;

“Deferral Period” means a period of not less than one year and not more than five years during which the Board may grant Restricted Stock Unit Awards;

“Eligible Person” means an employee who is, or who becomes, contracted to work at least 20 hours per week in the service of one or more Participating Companies or a director or officer of a Participating Company;

“Group” means the Company and the Subsidiaries;

“Independent Expert” means either a firm of independent public accountants of recognised standing who may be the regular auditors of the Company or an internationally recognised investment bank to be selected by the Board;

“Market Value” means, on any day, the average of the middle market quotations of the price of the Shares as derived from the Oslo Stock Exchange (or any other stock exchange on which the Shares are traded, chosen by the Board) for the three immediately preceding dealing days on that stock exchange; or, if the Shares are not traded on any stock exchange, means the value of the Shares as determined by the Board;

“Option” means a right (but not an obligation) to subscribe for Shares granted to an Eligible Person pursuant to the pursuant to Clause 2.1 of the Plan;

“Other Stock or Performance-Based Award” means an award granted pursuant to Clause 9.1 of the Plan;

“Participant” means an Eligible Person or a former Eligible Person who is the holder of an Award which has neither been fully exercised nor ceased to be exercisable nor lapsed and, where the context so permits, a person entitled to rights under any such Award in consequence of the death of the original Participant;

“Participating Company” means the Company and any Subsidiary;

“Performance Award” means an Award granted pursuant to Clause 4.1 of the Plan, which, if earned, shall be payable in Shares, cash or any combination thereof as determined by the Board;

“Performance Period” means a period of not less than one year and not more than five years during which the Board may grant Performance Awards;

“Plan” means this Long-Term Incentive Plan;

“Restricted Stock Unit Award” has the meaning set forth in Clause 3.1 of the Plan;

“Rules” means these rules as varied from time to time in accordance with Clause 9 hereof;

“Share Capital” means the fully paid issued share capital of the Company;

“Shares” means fully paid ordinary shares of par value USD 2, each in the capital of the Company;

“Subscription Cost” means, in relation to the exercise of an Option, the product of the number of Award Shares in respect of which the Option is exercised and the Subscription Price of such Award Shares;

“Subscription Price” means such price as the Board shall from time to time at its discretion resolve shall apply to an Option when such Option is granted provided that such price is not lower than the nominal value of a Share;

“Subsidiary” means a company, which for the time being, is a subsidiary of the Company within the definition contained in Section 86 of the Companies Act 1981 of Bermuda; and

“Vesting Date” means the date on which all time and performance conditions have been fulfilled (and, as to an Option, an Award becomes exercisable), and is the date the Board, in its discretion, may prescribe from time to time when an Award is granted, provided that such date cannot be earlier than one day after the Date of Grant.

1.2	In this Plan except in so far as the context otherwise requires:

a.	words denoting the singular number shall include the plural number and words denoting the masculine gender shall include the feminine gender;

b.	any reference herein to any enactment or statutory provision shall be construed as a reference to that Bermudian enactment or provision as from time to time amended extended or re-enacted; and

c.	references to the exercise of an Award shall include the exercise of an Award in part.

2.	OPTION AWARDS

2.1

Award and Restrictions. At any time after the Adoption Date, and not later than the tenth anniversary thereof, the Board may, in its absolute discretion, resolve to grant an Option to an Eligible Person on the terms and conditions set out in the Rules and in its resolution.

2.2

Immediately following the Date of Grant the Board shall notify the relevant Eligible Persons that they have been granted Options. The notice given by the Board shall be in such form, not inconsistent with these Rules, as the Board may determine and shall specify the number of Shares comprised in the Option, any additional terms applicable thereto, the Date of Grant and the Subscription Price.

2.3

Not later than twelve weeks following the Date of Grant, the Eligible Person may, by a notice given in writing, renounce his rights to any Option granted pursuant to Clause 2.1 in which event such Option shall be deemed for all purposes never to have been granted. As soon as possible after the expiry of the twelve week notice period, the Board shall issue an Award Certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

2.4	The Option shall entitle the Participant to subscribe for Shares at a price per Share equal to the Subscription Price at the date the Option is exercised.

2.5

Exercise of Options. Exercise of an Option shall be effected by the Participant giving notice in writing to the Company specifying the number of Award Shares (not being less than 500 Shares, and being a multiple of 100 Shares, except in the case of final exercise of all outstanding rights under the Option) in respect of which the Option is being exercised on that occasion and accompanied by the relevant Award Certificate and otherwise in such form and manner as the Board in its discretion may prescribe from time to time, provided that such notice shall be deemed to have been exercised and to take effect on the date on which payment of the Subscription Cost is received by the Company.

2.6

Subject to any necessary consents under regulations or enactments for the time being in force, compliance by the Participant with the Rules and receipt by the Company of the Subscription Cost, the Company shall, not later than thirty days after receipt of the notice referred to in Clause 2.5 above, allot and issue to the Participant the number of Shares specified in the notice. If the number of Shares over which the Option is exercised is less than that specified in the relevant Award Certificate then the Company will issue a balance Award Certificate in respect of the remainder of such Shares over which the Option is still capable of exercise.

3.	RESTRICTED STOCK UNIT AWARDS

3.1

Award and Restrictions. At any time after the Adoption Date, and not later than the tenth anniversary thereof, the Board may, in its absolute discretion, resolve to grant rights to receive a specified number of Shares at the end of a specified deferral period to an Eligible Person (“Restricted Stock Unit Award”).

3.2

As soon as possible after the Date of Grant, the Board shall issue an Award Certificate in respect of each Award in such form, not inconsistent with these Rules, as the Board may determine and shall specify the number of Shares comprised in the Award, the applicable Deferral Period and the percentage or number of Shares subject to each Deferral Period, and any additional terms applicable thereto and the Date of Grant.

3.3

Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the Deferral Period and such other restrictions (which may include a risk of forfeiture), if any, specified for by the Board. The Board may specify additional terms and circumstances in which such Restricted Stock Unit Award shall be paid or forfeited in the event of termination of a Participant’s status as an Eligible Person prior to the end of a Deferral Period.

3.4

Not later than thirty days after vesting, in whole or in part, of a Restricted Stock Unit Award, the Company shall allot and issue to the Participant the number of Shares that are no longer subject to a Deferral Period or such other restrictions set out in the Award. Any Shares under a Restricted Stock Unit Award which have not vested shall remain subject to their applicable Deferral Period and such other restrictions, if any, previously specified by the Board.

4.	PERFORMANCE AWARDS

4.1

Award and Restrictions. At any time after the Adoption Date, and not later than the tenth anniversary thereof, the Board may, in its absolute discretion, resolve to grant a Performance Award subject to the achievement of performance goals over a Performance Period. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

4.2

As soon as possible after the Date of Grant, the Board shall issue an Award Certificate in respect of each Award in such form, not inconsistent with these Rules, as the Board may determine and shall specify the number of Shares comprised in the Award, the applicable Performance Period and business criteria, and the percentage or number of Shares subject to each business criteria, and any additional terms applicable thereto and the Date of Grant.

4.3

Business Criteria. The performance goals for a Performance Award shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Board. The Board may determine that such Performance Award shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Award. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

4.4

Settlement of Performance Awards. After the end of each Performance Period, the Board shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a Performance Period. The Board may specify additional terms and circumstances in which such Performance Award shall be paid or forfeited in the event of termination of a Participant’s status as an Eligible Person prior to the end of a Performance Period or settlement of a Performance Award.

4.5

Not later than thirty days after vesting, in whole or in part, of a Performance Award, the Company shall allot and issue to the Participant the number of Shares that are no longer subject to a business criteria or such other restrictions set out in the Award. Any Shares under a Performance Award which have not vested shall remain subject to their applicable Performance Period and business criteria, and such other restrictions, if any, previously specified by the Board.

5.	VESTING OF AWARDS

5.1	Any Award which has not lapsed shall vest, and in the case of an Option may be exercised in whole or in part at any time, provided the earliest of the following events has occurred:

a.	the Vesting Date;

b.	the death of the Participant; and

c.	a Change of Control.

5.2	An Option which has vested, shall lapse on the earliest of the following events:

a.	such date as the Board in its discretion may prescribe at the date the Option is granted, provided that such date cannot be later than the tenth anniversary of the Date of Grant;

b.	the first anniversary of the Participant’s death;

c.	the first anniversary of the Participant’s retirement;

d.	three months following the Participant’s ceasing to be an Eligible Person, other than by reason of his death or retirement; and

e.	six months after the Option has become exercisable in accordance with Clause 8.1. 5.3

5.3	An Award which has not vested, shall lapse on the earliest of the following events:

a.	the expiration of a Performance Period;

b.	the date of a Participant’s retirement; and

c.	the date a Participant ceasing to be an Eligible Person other than by reason of his death or retirement; unless otherwise provided for by the Board under Clause 3.3 or 4.4.

6.	ADJUSTMENTS AND FORFEITURE

6.1

Adjustments to Option Rights. In the event that at any time after the Adoption Date the outstanding Shares are subdivided, consolidated, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Board shall make appropriate adjustments with regard to:

a.	the aggregate number of Shares subject to any Option;

b.	the Subscription Price subject to any Option; and

c.	the terms of any Option.

PROVIDED THAT:

d.	any such adjustment has been confirmed in writing by an Independent Expert to be in their opinion fair and reasonable;

e.	the aggregate Subscription Cost payable by a Participant on the exercise of all his Options is not increased; and

f.	the amount payable to subscribe for any Share subject to any Option shall not be reduced below its nominal value.

Further, the Subscription Price may be reduced by the amount of all dividends declared by the Company per Share in the period from the Date of Grant until the date the Option (s) is exercised provided that the Subscription Price shall never be reduced below the par value of the Share. Such reduction in the Subscription Price will be at the discretion of the Board and on such terms and in such manner as appropriate for any given jurisdiction.

Adjustments to the Subscription Price due to dividend payments shall be calculated as and when the Option(s) is exercised.

6.2

Adjustment of Restricted Stock Unit Awards and Performance Awards. In the event that at any time after the Adoption Date the outstanding Shares are subdivided, consolidated, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Board shall make an appropriate adjustment in the outstanding Restricted Stock Unit Awards and Performance Awards granted, to the end that after such event the Restricted Stock Unit Awards and Performance Awards subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be final and binding upon all Participants, the Company and all other interested persons provided such adjustment has been confirmed in writing by an Independent Expert to be in their opinion fair and reasonable.

6.3	The Board shall give notice in writing to each Participant affected by any adjustment made pursuant to Clause 6.2 and may, at its discretion, deliver to him a revised Award Certificate.

6.4

Forfeiture. Except as otherwise determined by the Board or as may be set forth in any Award, employment or other agreement pertaining to an Award, upon termination of a Participant’s status as an Eligible Person, all Restricted Stock Unit Awards and Performance Awards that at that time remain subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Board may provide that restrictions or forfeiture conditions relating to Restricted Stock Unit Awards or Performance Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of such Awards.

7.	LIMITATIONS

7.1	No Award shall be granted after the tenth anniversary of the Adoption Date.

7.2	No Award shall be granted to any person unless he is, at the Date of Grant, an Eligible Person.

8.	WINDING-UP

8.1

If notice is given by the Board to the shareholders in the Company of a members’ resolution for the voluntary winding-up of the Company, notice of the same shall forthwith be given by the Board to the Participants.

Each of the Participants shall be entitled, within three months following such notice, to give notice in writing to the Company (such notice being accompanied by payment of the Subscription Cost) that such Participant wishes to be treated as if all or any of his Options had been exercised immediately before the commencement of the winding-up. In such event the Participant will be entitled to participate in the assets available in the winding-up pari passu with the shareholders in the Company as if he were a shareholder in relation to such number of Shares as he would have been entitled to had his Options been so exercised. Subject thereto all Options shall lapse on the commencement of the winding-up.

8.2	Award rights shall lapse immediately in the event of the Company being wound-up otherwise than in the event of a voluntary winding-up.

9.	VARIATION OF THE PLAN

9.1

The Board may to grant to Eligible Persons of the Group, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) or cash as are deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

9.2	Subject to Clause 10.2 the Board may at any time alter or add to the Rules in any respect, provided that:

a.	the Board may not cancel an Award except where (i) the Participant has breached the provisions of Clause 10.5 or (ii) the Participant has previously agreed; and

b.	(subject as herein provided) the Board may not modify the terms of an Award already granted otherwise than with the consent of the Participant.

9.3

The Board shall give notice in writing to each Participant of any alteration or addition made pursuant to this Clause 9 and may, at its discretion, deliver to each Participant a revised Award Certificate in respect of his Award.

10.	WITHHOLDING TAXES

Any issuance of Shares pursuant to the exercise of an Option, distribution of Shares under an Award, or payment of any other Award under the Plan shall not be made until appropriate arrangements, satisfactory to the Company, have been made for the payment of any tax amounts that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Board, include allowing the Participant to tender to the Company Shares owned by the Participant, or to request the Company to withhold Shares being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate Market Value as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

11.	GENERAL PROVISIONS

11.1	No consideration shall be payable to the Company for the grant of an Award.

11.2	The Company may add additional terms to any Award in its absolute discretion to conform to the local laws applicable to a Participant.

11.3	The Company shall at all times keep available sufficient authorised but unissued Shares to satisfy in full all Awards for the time being capable of being exercised.

11.4

Shares allotted under the Plan in pursuance of the exercise or vesting of an Award shall rank pari passu in all respects with the Shares for the time being in issue save as regards any rights attaching by reference to a record date prior to the date on which the Award vest and / or is exercised as applicable.

11.5

The Board may from time to time make and vary such regulations and establish such procedures for the administration and implementation of the Plan as it thinks fit. In the event of any dispute or disagreement as to the interpretation of the Rules or as to the question of rights arising from or related to the Plan, the decision of the Board shall (except as regards any matter required to be determined by the Auditors hereunder) be final and binding upon all persons.

11.6	The cost of the administration and implementation of the Plan shall be borne by the Company.

11.7

The rights and obligations of an Eligible Person under the terms on which the Eligible Person holds his office or employment with a Participating Company shall not be affected by his participation in the Plan or by any right he may have to participate therein, and the Plan shall afford an Eligible Person no rights to compensation or damages in connection with the termination of such office or employment for any reason whatsoever.

11.8

The rights and obligations of a Participant shall be personal to the Participant and no Option nor the benefit thereof may be transferred, assigned, charged or otherwise alienated save that nothing in this sub-clause shall prohibit the transmission of an Option or the benefit thereof by operation of law.

11.9

For so long as the Shares are listed on the Oslo Stock Exchange or any other stock exchange, the Company shall apply to the appropriate authorities of such stock exchange(s) for all Shares subscribed for under the Plan to be admitted for trading thereon on par with the other Shares.

Any notice or other document to be served by the Company under the Plan on an Eligible Person or Participant may be served personally or by e-mail or by sending it through the post in a prepaid letter addressed to him at his address as last known to the Company.

Any notice or other document to be served on the Company under the Plan may be served by an Eligible Person or Participant by leaving it at the registered office for the time being of the Company or by e-mail or by sending it through the post in a prepaid letter addressed to such registered office.

11.10

Where any notice or other document is served or sent by first class post it shall be deemed to have been received at the expiration of seven days (excluding Saturdays, Sundays or public holidays in Bermuda or Norway) after the time when cover containing the same was put in the post properly addressed and stamped. Any notice or document sent by e-mail shall be deemed to have been received at the time of transmission to the party to which it is addressed.

11.11	The Insider Trading Regulations of the Company are applicable to the Shares received as a consequence of an Award.

12.	TERMINATION OF THE PLAN

12.1	The Plan shall terminate on the earlier of the following dates:

a.	the date (if any) determined by the Board to be the date of termination of the Plan; and

b.	the tenth anniversary of the Adoption Date.

12.2

Following termination of the Plan pursuant to Clause 12.1 above, no further Awards shall be granted but the subsisting rights and obligations of existing Participants will continue in force as if the Plan had not terminated.